UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2006

(Date of report/date of earliest even reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 3, 2006, Sky Financial Group, Inc., an Ohio corporation (“Sky”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Waterfield Mortgage Company, Incorporated, an Indiana corporation (“Waterfield”) and Shareholder Representative LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Waterfield (“LLC”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Waterfield will merge (the “Merger”) with and into an Indiana limited liability company and a wholly owned subsidiary of Sky (“Merger Sub”) to be formed prior to the closing, with Merger Sub continuing as the surviving entity.

At the effective time and as a result of the Merger, Waterfield stockholders will be entitled to receive in exchange for each issued and outstanding share of Waterfield common stock (i) $80.07 in cash and (ii) 4.38 shares of Sky common stock.

Waterfield previously entered into an agreement with American Home Mortgage Corporation on January 12, 2006, pursuant to which American Home agreed to purchase certain mortgage loans and all of the stock of Waterfield Financial Corporation, which entity owns certain of the assets and liabilities that formed a part of Waterfield’s mortgage banking business. Waterfield also entered into an agreement with a third party to sell its mortgage servicing rights. Waterfield has agreed to use commercially reasonable efforts to dispose of the remaining assets and liabilities of its mortgage banking business.

Sky and Waterfield have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, Waterfield made certain additional covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (B) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (C) not to solicit proposals relating to alternative business combination transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others: (i) approval of Waterfield’s stockholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain governmental approvals, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to Sky’s or Waterfield’s business, as applicable, (v) the spin-off of LLC to Waterfield’s stockholders, (vi) delivery of audited consolidated Waterfield financial statements, (vii) the repayment of certain indebtedness of Waterfield, (viii) Waterfield stockholders’ equity of not less than $90,00,000 as of a specified date prior to the closing and (ix) receipt of customary tax opinions relating to the treatment of the Merger as a tax-free reorganization within the meaning of the Internal Revenue Code.

The Merger Agreement contains certain termination rights for both Sky and Waterfield. If Sky terminates the Merger Agreement because Waterfield’s Board of Directors fails to recommend the Merger and the transactions contemplated by the Merger Agreement to Waterfield’s shareholders, or withdraws its recommendation or modifies its recommendation in a manner adverse to Sky; if Waterfield terminates the Merger Agreement to accept an alternative transaction; or if the Merger Agreement is terminated in certain circumstances and Waterfield enters into or consummates another transaction within one year of such termination, then Waterfield will owe Sky a termination fee equal to $14,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Shareholder Agreements

Concurrently with the execution of the Merger Agreement, Sky and certain shareholders of Waterfield owning in the aggregate approximately 15% of Waterfield’s common stock entered into shareholder agreements (collectively, the “Shareholder Agreements”) pursuant to which such shareholders agreed to vote to approve the Merger and Merger Agreement and vote against any other acquisition proposal. The shareholders also agreed to not solicit any other acquisition proposals for Waterfield. The Shareholder Agreements terminate at the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Shareholder Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Shareholder Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 3, 2006, by and between Sky Financial Group, Inc., Waterfield Mortgage Company, Incorporated and Shareholder Representative LLC

10.1	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Donald A. Sherman

10.2	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Alvin T. Stolen, III

10.3	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Jeffrey H. Thomasson

10.4	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Thomas West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2006

SKY FINANCIAL GROUP, INC.

By	/s/ Kevin T. Thompson
Kevin T. Thompson
Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 3, 2006, by and between Sky Financial Group, Inc., Waterfield Mortgage Company, Incorporated and Shareholder Representative LLC

10.1	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Donald A. Sherman

10.2	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Alvin T. Stolen, III

10.3	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Jeffrey H. Thomasson

10.4	Shareholder Agreement, dated February 3, 2006, by and between Sky Financial Group, Inc. and Thomas West